POWER OF ATTORNEY

         The undersigned officers and directors of Battery Park Funds, Inc. (the "Company") hereby appoint the Treasurer, Secretary and Assistant Secretary of the Company as attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act o f1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them in might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         The undersigned officers and directors hereby execute this Power of Attorney as of this 30th day of November, 1999.


NAME                                           TITLE
/S/ROBERT LEVINE*                              Chairman, President and Director
----------------------
Robert Levine

/S/ FRANCIS L. FRAENKEL*                       Director
-------------------------
Francis L. Fraenkel

/S/ FRANK K. REILLY*                           Director
------------------------
Frank K. Reilly

/S/ JENNIE WONG                                Director and Treasurer
-----------------------
Jennie Wong


*By:/S/ LACE B. FRASER
Attorney in Fact for the Persons
Listed Above